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                                   EXHIBIT 12
                             ILLINOIS POWER COMPANY
                STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO
                                  FIXED CHARGES
                             (Thousands of Dollars)

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

                                                                                Year Ended December 31,
                                                            -------------------------------------------------------------------
                                                                1994             1995             1996              1997
                                                                ----             ----             ----              ----

Earnings Available for Fixed Charges:

Net Income (Loss)                                                $180,242         $182,713         $228,618           $(44,173)
    Add:
       Income Taxes:
         Current                                                   58,354           98,578          163,873             72,680
         Deferred - Net                                            71,177           34,137          (16,028)            36,963
       Allocated income taxes                                      (8,285)          (8,417)          (2,642)            (1,446)
       Investment tax credit - deferred                           (11,331)          (6,894)          (7,278)            (7,278)
       Income tax effect of FAS 71 write-off                        -                -                -               (117,998)
       Income tax effect of CPS impairment                          -                -                -                  -
       Interest on long-term debt                                 135,115          125,581          118,438            109,595
       Amortization of debt expense and
         premium-net, and other interest charges                   15,826           29,558           22,325             26,260
       One-third of all rentals (Estimated to be
         representative of the interest component)                  5,847            5,221            4,346              4,229
       Interest on in-core fuel                                     7,185            6,716            4,757              3,842
       FAS 71 Regulatory write-offs                                 -                -                -                  -
       CPS impairment                                               -                -                -                  -
                                                            --------------   --------------   --------------   ----------------
Earnings (loss) available for fixed charges                      $454,130         $467,193         $516,409           $ 82,674
                                                            ==============   ==============   ==============   ================

Fixed charges:

    Interest on long-term debt                                   $135,115         $125,581         $118,438           $109,595
    Amortization of debt expense and
       premium-net, and other interest charges                     25,381           38,147           28,957             31,204
    One-third of all rentals (Estimated to be
       representative of the interest component)                    5,847            5,221            4,346              4,229
                                                            --------------   --------------   --------------   ----------------

Total Fixed Charges                                              $166,343         $168,949         $151,741           $145,028
                                                            ==============   ==============   ==============   ================

Ratio of earnings to fixed charges                                   2.73             2.77             3.40           N/A    *
                                                            ==============   ==============   ==============   ================



                                                                                  Year Ended December 31,
                                                            ----------------------------------------------------------------------
                                                             Supplemental(1)                     Supplemental(2)
                                                            ----------------------------------------------------------------------
                                                                  1997              1998              1998               1999
                                                                  ----              ----              ----               ----

Earnings Available for Fixed Charges:
Net Income (Loss)                                                 ($44,173)       ($1,552,435)      ($1,552,435)          $113,089
    Add:
       Income Taxes:

         Current                                                    72,680              7,556             7,556             47,639
         Deferred - Net                                             36,963            (30,203)          (30,203)             8,083
       Allocated income taxes                                       (1,446)            (3,506)           (3,506)            16,992
       Investment tax credit - deferred                             (7,278)            (8,256)           (8,256)            (1,339)
       Income tax effect of FAS 71 write-off                      (117,998)         -                 -                  -
       Income tax effect of CPS impairment                         -               (1,143,252)       (1,143,252)         -
       Interest on long-term debt                                  109,595            106,879           106,879            124,261
       Amortization of debt expense and
         premium-net, and other interest charges                    26,260             28,107            28,107             24,190
       One-third of all rentals (Estimated to be
         representative of the interest component)                   4,229              4,054             4,054              3,836
       Interest on in-core fuel                                      3,842              3,716             3,716              4,424
       FAS 71 Regulatory write-offs                                313,030          -                 -                  -
       CPS impairment                                              -                -                 2,666,909          -
                                                            ---------------   ----------------  ----------------   ----------------
Earnings (loss) available for fixed charges                       $395,704        ($2,587,340)          $79,569           $341,175
                                                            ===============   ================  ================   ================

Fixed charges:

    Interest on long-term debt                                    $109,595           $106,879          $106,879           $124,261
    Amortization of debt expense and
       premium-net, and other interest charges                      31,204             35,829            35,829             29,830
    One-third of all rentals (Estimated to be
       representative of the interest component)                     4,229              4,054             4,054              3,836
                                                            ---------------   ----------------  ----------------   ----------------

Total Fixed Charges                                               $145,028           $146,762          $146,762           $157,927
                                                            ===============   ================  ================   ================

Ratio of earnings to fixed charges                                    2.73           N/A    *          N/A    *               2.16
                                                            ===============   ================  ================   ================

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*    Earnings are inadequate to cover fixed charges. Additional earnings
     (thousands) for 1997, 1998 and Supplemental 1998 of $62,354, $2,734,102 and
     $67,193, respectively, are required to attain a one-to-one ratio of earnings to fixed charges.

(1) Supplemental ratio of earnings to fixed charges presented to exclude write-off related to the discontinued application of provisions of SFAS 71, "Accounting for the Effects of Certain Types of Regulation" for the generation segment of the business.

(2) Supplemental ratio of earnings to fixed charges presented to exclude write-off related to Clinton Impairment.